Exhibit 21.1

AVIZA TECHNOLOGY, INC.

LIST OF SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction in which Incorporated or Organized

Aviza, Inc.	Delaware
Trikon Technologies, Inc.	Delware

Subsidiaries of Aviza, Inc.
Aviza Technology (Shanghai) Inc.	Delaware
Aviza Technology International, Inc.	China

Subsidiaries of Aviza Technology International, Inc.
Aviza Technology S.A.S.	France
Aviza Technology GmbH	Germany
Aviza Technology (Scotland) Ltd.	United Kingdom
Aviza Technology (Cayman) Ltd.	Cayman Islands
Aviza Technology K.K.	Japan
Aviza Technology Sdn. Bhd.	Malaysia
Aviza Technology Pte. Ltd.	Singapore
Aviza Technology International, Inc., Taiwan Branch	Taiwan

Subsidiaries of Trikon Technologies, Inc.
Trikon Korea	Korea
Trikon KK	Japan
Aviza Europe Limited	United Kingdom

Subsidiaries of Aviza Europe Limited
Trikon Equipment Limited	United Kingdom
Aviza Technology Limited	United Kingdom
Trikon Technologies Limited	United Kingdom
E.T. Equipments Limited	United Kingdom
Trikon Technologies Sarl	France
Trikon Technologies GmbH	Germany
Aviza Technologies (Israel) Limited	Israel
Trikon Technologies B.V.	Netherlands